EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Prospectuses constituting part of the Registration Statements on:

Form S-3 (Nos. 333-85016 and 333-27489)	—Exxon Mobil Corporation Shareholder Investment Program;
Form S-3 (No. 33-48919)	—Guaranteed Debt Securities and Warrants to Purchase Guaranteed Debt Securities of Exxon Capital Corporation;
Form S-3 (No. 33-8922)	—Guaranteed Debt Securities of SeaRiver Maritime Financial Holdings, Inc. (formerly Exxon Shipping Company)

and we hereby consent to the incorporation by reference in the Registration Statements on:

Form S-8 (Nos. 333-101175, 333-38917 and 33-51107)	—1993 Incentive Program of Exxon Mobil Corporation (together with 1988 Long Term Incentive Plan of Exxon Mobil Corporation);
Form S-8 (No. 333-69378)	—ExxonMobil Fuels Marketing Savings Plan;
Form S-8 (No. 333-72955)	—ExxonMobil Savings Plan;
Form S-8 (No. 333-75659)	—Post-Effective Amendment No. 2 on Form S-8 to Form S-4 which pertains to the 1993 Incentive Program of Exxon Mobil Corporation

of our report dated February 26, 2003 relating to the financial statements which appear in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

March 26, 2003